As filed with the United States Securities and Exchange Commission on April 21, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

RASER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	5152 North Edgewood Drive, Suite 375, Provo, UT 84604	87-00638510
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices)	(I.R.S. Employer Identification Number)

Amended and Restated 2004 Long-Term Incentive Plan

(Full title of the plan)

Brent M. Cook

Chief Executive Officer and Director

Raser Technologies, Inc.

5152 North Edgewood Drive, Suite 375

Provo, UT 84604

(Name and address of agent for service)

(801) 765-1200

(Telephone number, including area code, of agent for service)

Copies to:

Reed W. Topham, Esq.

Stoel Rives LLP

201 S. Main Street, Suite 1100

Salt Lake City, Utah 84111

(801) 328-3131

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value, available for issuance under the Amended and Restated 2004 Long-Term Incentive Plan	3,427,711 shares	$3.99(2)	$13,676,566.89	$763.15

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Amended and Restated 2004 Long-Term Incentive Plan set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, based upon the price per share of $3.99, which was the average of the high and low sales price per share of the Common Stock as reported on the NYSE on April 20, 2009.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Raser Technologies, Inc. (the “Registrant”) incorporates by reference into this Registration Statement the following documents and information filed by the Registrant with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided, however, the Registrant is not incorporating any information furnished under Items 2.02 or 7.01 of its current reports on Form 8-K:

(a) The Registrant’s annual report on Form 10-K for the year ended December 31, 2008.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the last fiscal year covered by the annual report referred to in (a) above.

(c) The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A filed on November 1, 2005, as amended by Amendment No. 1 to such Form 8-A filed on May 15, 2008.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides, among other things, that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsection (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under the DGCL.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its security holders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its security holders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

Indemnification Arrangements

The Registrant’s bylaws include provisions permitted under the DGCL relating to the liability and indemnification of the Registrant’s directors and officers. Under these provisions, the Registrant will indemnify any director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action by reason of the fact that the person was or is one of the Registrant’s directors or officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, provided that the director or officer acted in good faith and in a manner that he or she believed to be in, or not opposed to, the best interest of the Registrant, and with respect to any criminal action, had no reasonable cause to believe the person’s conduct was unlawful.

The Registrant has entered into indemnification agreements with its directors and certain officers and employees of the Registrant. These agreements provide, among other things, that the Registrant will indemnify its directors and certain officers and employees of the Registrant for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director, officer or employee who has entered into an indemnification agreement in any action or proceeding arising out of such person’s services as one of the Registrant’s directors, officers or employees, as the case may be, or any of its subsidiaries or any other company or enterprise to which the person provides services at the Registrant’s request. The Registrant believes that these indemnification agreements are necessary to attract and retain qualified persons as directors, officers and employees of the Registrant. The SEC has noted, however, that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

As permitted by Section 145 of the DGCL, the Registrant maintains directors’ and officers’ liability insurance coverage.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s annual report on Form 10-K filed March 11, 2008)

4.2	Registration Rights Agreement, dated as of July 22, 2004, among the Registrant and the Purchasers (as defined therein) (incorporated by reference to Exhibit 10.6 to the Registrant’s current report on Form 8-K filed July 28, 2004)

4.3	Form of Warrant to Purchase Shares of the Registrant’s Common Stock (incorporated by reference to Exhibit 10.7 to the Registrant’s current report on Form 8-K filed July 28, 2004)

4.4	Registration Rights Agreement dated as of March 30, 2007, among the Registrant and the Purchasers (as defined therein) (incorporated by reference to Exhibit 4.2 to the Registrant’s current report on Form 8-K filed April 5, 2007)

4.5	Common Stock Purchase Warrant, dated January 16, 2008 (incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K filed January 23, 2008)

4.6	Registration Rights Agreement, dated as of January 16, 2008, between the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated (incorporated by reference to Exhibit 4.2 to the Registrant’s current report on Form 8-K filed January 23, 2008)

4.7	Indenture, dated as of March 26, 2008, between the Registrant and The Bank of New York (incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K filed March 27, 2008)

4.8	Registration Rights Agreement, dated March 26, 2008, between the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated (incorporated by reference to Exhibit 4.2 to the Registrant’s current report on Form 8-K filed March 27, 2008)

4.9	Agreement, dated November 13, 2008, between Raser Technologies, Inc. and Fletcher International, Ltd. (incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K, as amended, filed November 18, 2008)

4.10	Warrant, dated November 13, 2008, granted by Raser Technologies, Inc. to Fletcher International, Ltd. (incorporated by reference to Exhibit 4.2 to the Registrant’s current report on Form 8-K, as amended, filed November 18, 2008)

4.11	Unsecured Line of Credit Agreement and Promissory Note, dated January 27, 2009, among Raser Technologies, Inc., Radion Energy, LLC, Ocean Fund, LLC, Primary Colors, LLC, and R. Thomas Bailey (incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K filed February 2, 2009)

4.12	Form of Warrant issued pursuant to the Unsecured Line of Credit Agreement and Promissory Note (incorporated by reference to Exhibit 4.2 to the Registrant’s current report on Form 8-K filed February 2, 2009)

4.13	Amended and Restated 2004 Long-Term Incentive Plan, as amended (incorporated by reference to Appendix B filed with the Registrant’s Schedule 14C Information Statement on May 14, 2004)

4.14	Form of Stock Option Agreement under the Amended and Restated 2004 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 filed with the Registrant’s Form 10-QSB on August 13, 2004)

4.15	Form of Award Agreement for Outside Directors under the Amended and Restated 2004 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.20 to the Registrant’s current report on Form 8-K, as amended, filed July 20, 2006)

5.1*	Opinion of Stoel Rives LLP

23.1*	Consent of Hein & Associates LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Stoel Rives LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page)

*	Filed herewith.

Item 9.	Undertakings.

1. The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that: paragraphs (1)(a)(i) and (1)(a)(ii) of this Section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on this 21st day of April, 2009.

RASER TECHNOLOGIES, INC.

By:	/s/ BRENT M. COOK
Brent M. Cook
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brent M. Cook and Martin F. Petersen and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on April 21, 2009:

/S/ BRENT M. COOK
Brent M. Cook,
Chief Executive Officer and Director
(Principal Executive Officer)

/S/ MARTIN F. PETERSEN
Martin F. Petersen,
Chief Financial Officer
(Principal Financial and Accounting Officer)

Kraig T. Higginson,
Director

/S/ REYNOLD ROEDER
Reynold Roeder,
Director

/S/ BARRY MARKOWITZ
Barry Markowitz,
Director

Alan G. Perriton,
Director

/S/ JAMES A. HERICKHOFF
James A. Herickhoff,
Director

/S/ SCOTT E. DOUGHMAN
Scott E. Doughman,
Director

RASER TECHNOLOGIES, INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s annual report on Form 10-K filed March 11, 2008)

4.2	Registration Rights Agreement, dated as of July 22, 2004, among the Registrant and the Purchasers (as defined therein) (incorporated by reference to Exhibit 10.6 to the Registrant’s current report on Form 8-K filed July 28, 2004)

4.3	Form of Warrant to Purchase Shares of the Registrant’s Common Stock (incorporated by reference to Exhibit 10.7 to the Registrant’s current report on Form 8-K filed July 28, 2004)

4.4	Registration Rights Agreement dated as of March 30, 2007, among the Registrant and the Purchasers (as defined therein) (incorporated by reference to Exhibit 4.2 to the Registrant’s current report on Form 8-K filed April 5, 2007)

4.5	Common Stock Purchase Warrant, dated January 16, 2008 (incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K filed January 23, 2008)

4.6	Registration Rights Agreement, dated as of January 16, 2008, between the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated (incorporated by reference to Exhibit 4.2 to the Registrant’s current report on Form 8-K filed January 23, 2008)

4.7	Indenture, dated as of March 26, 2008, between the Registrant and The Bank of New York (incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K filed March 27, 2008)

4.8	Registration Rights Agreement, dated March 26, 2008, between the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated (incorporated by reference to Exhibit 4.2 to the Registrant’s current report on Form 8-K filed March 27, 2008)

4.9	Agreement, dated November 13, 2008, between Raser Technologies, Inc. and Fletcher International, Ltd. (incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K, as amended, filed November 18, 2008)

4.10	Warrant, dated November 13, 2008, granted by Raser Technologies, Inc. to Fletcher International, Ltd. (incorporated by reference to Exhibit 4.2 to the Registrant’s current report on Form 8-K, as amended, filed November 18, 2008)

4.11	Unsecured Line of Credit Agreement and Promissory Note, dated January 27, 2009, among Raser Technologies, Inc., Radion Energy, LLC, Ocean Fund, LLC, Primary Colors, LLC, and R. Thomas Bailey (incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K filed February 2, 2009)

4.12	Form of Warrant issued pursuant to the Unsecured Line of Credit Agreement and Promissory Note (incorporated by reference to Exhibit 4.2 to the Registrant’s current report on Form 8-K filed February 2, 2009)

4.13	Amended and Restated 2004 Long-Term Incentive Plan, as amended (incorporated by reference to Appendix B filed with the Registrant’s Schedule 14C Information Statement on May 14, 2004)

4.14	Form of Stock Option Agreement under the Amended and Restated 2004 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 filed with the Registrant’s Form 10-QSB on August 13, 2004)

4.15	Form of Award Agreement for Outside Directors under the Amended and Restated 2004 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.20 to the Registrant’s current report on Form 8-K, as amended, filed July 20, 2006)

5.1*	Opinion of Stoel Rives LLP

23.1*	Consent of Hein & Associates LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Stoel Rives LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page)

*	Filed herewith.